UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 12, 2003

Date of Report (date of earliest event reported)

AVANEX CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-29175	94-3285348
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

40919 Encyclopedia Circle

Fremont, California 94538

(Address of principal executive offices)

(510) 897-4188

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5.  Other Events

On May 12, 2003, Avanex Corporation, a Delaware corporation (the “Company”), entered into a Share Acquisition and Asset Purchase Agreement (the “Purchase Agreement”) by and between the Company, Alcatel, a société anonyme organized under the laws of the Republic of France (“Alcatel”), and Corning Incorporated, a Delaware corporation (“Corning”). Pursuant to the Purchase Agreement, the Company will acquire all of the issued and outstanding share capital of Alcatel Optronics France SA, a société anonyme organized under the laws of the Republic of France and a subsidiary indirectly owned by Alcatel (“Alcatel Optronics”), and Alcatel will assign certain intellectual property rights to the Company (the “Share Acquisition”). In addition, the Company will acquire certain assets from Corning relating to its optical communications products (the “Asset Purchase”). In consideration for the above, the Company will issue shares of its Common Stock to Alcatel and to Corning (the “Share Issuances”). Immediately following the Share Issuances, Alcatel will own 28% of the outstanding shares of the Company’s Common Stock and Corning will own 17% of the outstanding shares of the Company’s Common Stock.

The consummation of the Share Acquisition and the Asset Purchase are contingent upon approval of the Share Issuance by the stockholders of the Company, regulatory approvals and other closing conditions set forth in the Purchase Agreement.

In connection with the Purchase Agreement, certain stockholders of the Company have entered into voting agreements with Alcatel and Corning. The voting agreements provide that these stockholders will vote their shares of Company Common Stock in favor of approval of the Share Issuance and will vote against any action or agreement that would reasonably be expected to result in the failure to satisfy any conditions to the Share Issuance.

The foregoing description of the Purchase Agreement and the Share Issuance does not purport to be complete and is qualified in its entirety by the terms and conditions of the Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

On May 12, 2003, the Company issued a press release announcing that it had entered into the Purchase Agreement. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

(c)	Exhibits

2.1	Share Acquisition and Asset Purchase Agreement, dated as of May 12, 2003, by and between Avanex Corporation, a Delaware corporation, Alcatel, a société anonyme organized under the laws of the Republic of France, and Corning Incorporated, a Delaware corporation.

99.1	Press release of Avanex Corporation issued on May 12, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

AVANEX CORPORATION

By:	/s/ ANTHONY A. FLORENCE
Anthony A. Florence Senior Vice President, Corporate Affairs

Date:  May 16, 2003

EXHIBIT INDEX

Exhibit No.	Description

2.1

Share Acquisition and Asset Purchase Agreement, dated as of May 12, 2003, by and between Avanex Corporation, a Delaware corporation, Alcatel, a société anonyme organized under the laws of the Republic of France, and Corning Incorporated, a Delaware corporation.

99.1	Press release of Avanex Corporation issued on May 12, 2003.